SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 21, 2012

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2012, Pacific Ethanol, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the holders of the Company’s Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), pursuant to which the Company agreed to pay to each of the holders of the Company’s Series B Preferred Stock 10% of the accrued and unpaid dividends owed to such holder in shares of the Company’s common stock in consideration of each of the holders forbearing from exercising such holder’s rights, if any, held by such holder with respect to the remaining accrued and unpaid dividends. Under the terms of the Letter Agreement, the Company agreed to issue to each of the holders the number of shares of the Company’s common stock equal to the quotient obtained by dividing (a) the amount that is 10% of the accrued and unpaid dividends owed to such holder as of December 31, 2011, by (b) $0.31. As of December 31, 2012, an aggregate of approximately $7.3 million of accrued and unpaid dividends were owed to the holders of the Company’s Series B Preferred Stock.

On August 24, 2012, at the closing of the transaction contemplated by the Letter Agreement, the Company issued an aggregate of 2,359,652 shares of the Company’s common stock (the “Shares”) to the holders of the Company’s Series B Preferred Stock. The Shares were issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-180731, as supplemented to date, the “Registration Statement”)

The forgoing description is intended to provide a summary of the material terms of the Letter Agreement. This summary is qualified in its entirety by reference to the Letter Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

In connection with the offering discussed in Item 1.01, the legal opinion letter of Troutman Sanders LLP, counsel to the Company, regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.  The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Number	Description
5.1	Opinion of Troutman Sanders LLP (*)
10.1	Letter Agreement, dated August 21, 2012, by and among the Company and the holders of the Company’s Series B Cumulative Convertible Preferred Stock (*)(**)

_______________

(*)	Filed herewith.
(**)	The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2012	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

3

EXHIBITS FILED WITH THIS REPORT

Number	Description

5.1	Opinion of Troutman Sanders LLP
10.1	Letter Agreement, dated August 21, 2012, by and among the Company and the holders of the Company’s Series B Cumulative Convertible Preferred Stock

4